Exhibit 23.2
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 of our report dated March 30, 2011 relating to the financial statements of Cumulus Media Partners, LLC, which is incorporated by reference in Cumulus Media Inc.’s Current Report on Form 8-K/A dated August 12, 2011. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
PricewaterhouseCoopers LLP
Atlanta, Georgia
September 21, 2011